Exhibit 99.2

News from Aon

Aon and Russell P. Fradin Agree on Key Financial Terms of Five-Year Employment Agreement

•                  Fradin makes commitment to retain Aon stock

•                  Senior leadership of Aon Hewitt is announced

CHICAGO, IL — September 13, 2010 - Aon Corporation (NYSE: AON) today announced that in connection with the proposed merger of Hewitt Associates with Aon Corporation, Aon and Russell P. Fradin, Hewitt’s current Chief Executive Officer, have agreed on the key financial terms of a five-year employment agreement that, when completed, will be contingent and will become effective upon consummation of the merger.  Selected highlights of the key financial terms include:

•                  Mr. Fradin will serve as Chairman and Chief Executive Officer of Aon Hewitt reporting to Greg Case, President and Chief Executive Officer of Aon;

•                  The term of the employment agreement will be for five years from closing of the merger;

•                  Mr. Fradin has agreed to take a substantial portion of his change in control compensation in Aon restricted stock units that will be distributed only when he ceases to be employed by Aon;

•                  Mr. Fradin has also agreed to retain all future granted equity compensation awards (net of any amounts necessary to pay taxes and exercise prices) until he ceases to be employed by Aon.

Fradin commented “it is a privilege for me to join the executive team at Aon and I am extremely excited to lead Aon Hewitt.  We have already made significant progress as integration planning is well underway and my senior leadership team is fully in place.”

The following leaders will join the Aon Hewitt leadership team:

•                  Baljit Dail will become CEO of the Consulting business.  He is currently the CEO of Aon Consulting and COO of Aon Benfield;

•                  Kristi Savacool will become CEO of the Benefits Administration business. She is currently Senior VP of Large Market Benefits Outsourcing for Hewitt;

•                  Jim Konieczny will become CEO of the HR Business Process Outsourcing (BPO) business.  He is currently President of HR BPO for Hewitt;

•                  Greg Besio is leading the overall Aon Hewitt integration.  He is currently Aon’s Chief Administrative Officer;

•                  Scott Ordway will become the CFO of Aon Hewitt.  He is currently VP of Finance and Operations for Aon;

•                  David Baruch will become the CIO of Aon Hewitt.  He is currently the CIO of Hewitt;

•                  Neela Seenandan will become Global Head of HR for Aon Hewitt.  She is currently Global Head of HR for Aon Benfield;

•                  Mark Sproat will become Chief Counsel-Aon Hewitt.  He is currently the Associate General Counsel for Hewitt Outsourcing.

“We are thrilled that Aon over the long-term will benefit from Russ’s strong leadership,” commented Case.  “I look forward to working with Russ and his senior leadership team as Aon Hewitt strengthens its position as a global leader in human capital solutions.”

About Aon

Aon Corporation (NYSE: AON) is a leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. Through its more than 36,000 colleagues worldwide, Aon delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries. Named the world’s best broker by Euromoney magazine’s 2008, 2009 and 2010 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008 and 2009. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007, 2008 and 2009, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007, 2008 and 2009 by the readers of Business Insurance. Visit http://www.aon.com for more information on Aon and http://www.aon.com/unitedin2010 to learn about Aon’s global partnership and shirt sponsorship with Manchester United.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”). See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval.  This communication is being made in respect of the proposed transaction involving Aon and Hewitt.  In connection with the proposed merger, Aon filed with the SEC a definitive joint proxy statement, which also constitutes a prospectus of Aon.  The joint proxy statement/prospectus was mailed to Aon stockholders and Hewitt stockholders on or about August 19, 2010. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they contain and will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed by Aon with the SEC and will be contained in other relevant materials to be filed by Aon or Hewitt with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485